Post-Qualification Offering Statement Amendment

File No. 024-11411

POST-QUALIFICATION AMENDMENT TO OFFERING STATEMENT

GROUNDFLOOR YIELD LLC

Explanatory Note

The sole purpose of this Post-Qualification Amendment (this “Amendment”) to the Offering Statement (the “Offering Statement”) is to file the required updated financial information of Form 1-A pursuant to Rule 252(f)(2)(i). This Amendment hereby incorporates by reference the financial statements of Groundfloor Yield LLC (the “Company”) and accompanying reports and notes as of and for the fiscal year ended December 31, 2022, which are filed with the Commission in Part II of the Company’s Annual Report on Form 1-K for the annual period then ended, filed on March 31, 2022 (Commission File No. 24R-00460). No other aspect of the Offering Statement is hereby amended or affected by this Amendment.

EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No	Exhibit	Filing Date
11.1	Consent of Independent Registered Public Accounting Firm	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a post-effective amendment on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on April 28, 2023.

GROUNDFLOOR YIELD LLC

By: Groundfloor Finance, Inc., its sole member

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary, and Acting Chief Financial Officer

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

Name and Signature	Title	Date

/s/ Brian Dally	President, Chief Executive Officer of Groundfloor Finance Inc.	April 28, 2023
Brian Dally	(Principal Executive Officer)

/s/ Nick Bhargava	Executive Vice President, Secretary, and Acting Chief Financial Officer of Groundfloor Finance Inc.	April 28, 2023
Nick Bhargava	(Principal Financial Officer and Principal Accounting Officer)

*	Director
Lucas Timberlake		April 28, 2023

*	Director
Bruce Boehm		April 28, 2023

*	Director
Yair Goldfinger		April 28, 2023

*	Director
Richard Tuley Jr.		April 28, 2023

* By:	/s/ Nick Bhargava
Attorney-in-fact

April 28, 2023